Digirad Corporation Reports Second Quarter 2010 Financial Results

POWAY, CA -- (Marketwire - July 29, 2010) - Digirad Corporation (NASDAQ: DRAD) today reported second quarter revenue of $13.2 million, six month revenue of $28.2 million and an ending cash and available-for-sale securities balance of $29.9 million at June 30, 2010.

Digirad CEO Todd Clyde stated, "We planned on the first half of 2010 being tough as the physicians in our product and service markets dealt with significant reimbursement cuts. We proactively worked with our physician customers to adjust our DIS service model in response to these cuts. We also managed our way through the acute radiopharmaceutical shortages that had a significantly negative impact on our revenues and margins during the second quarter. These shortages were worse than we had anticipated and continued during the month of July.

"These external events have affected our business more than we had anticipated. In response, we reduced our annualized expense base by approximately $3.0 million and took restructuring charges of $0.4 million and additional inventory reserves of $0.9 million. It looks like the worst of the radiopharmaceutical shortage is just about over as the AECL Chalk River nuclear reactor in Canada is scheduled to start producing radiopharmaceuticals in the next few weeks after being down for more than a year."

Clyde continued, "In our Product business, we continue our focus on selling into the hospital market and I am happy to report that we booked our first commercial orders of the new ergo™ general-purpose portable imaging system in Q2 after a positive reception by physicians at the Society of Nuclear Medicine conference in Salt Lake City in early June. While capital equipment hospital sales cycles can be long, the initial response and growth in our sales pipeline for the ergo™ camera is very encouraging. In the new healthcare environment, hospitals and clinics are seeking flexible, cost-effective imaging systems that can provide a range of capabilities in several locations in the facility, and our ergo™ meets those needs."

Second Quarter 2010 Summary:

  Total revenue for the second quarter of 2010 was $13.2 million, compared to $18.6 million in the prior year period. Digirad Imaging Solutions (DIS) revenue for the second quarter of 2010 was $9.8 million, compared to $13.6 million for the prior year period, and Product revenue for the second quarter of 2010 was $3.4 million, compared to $5.0 for the prior year period.

  Gross profit for the second quarter of 2010 was $1.9 million, or 14.5% of revenue, compared to $5.9 million, or 31.7% of revenue, in the prior year period.

  Net loss for the second quarter of 2010 was $3.1 million, or $0.16 per share, compared to net income of $0.8 million, or $0.04 per share, in the prior year period.

  Cash and cash equivalents and available-for-sale securities totaled $29.9 million, or $1.60 per share for the second quarter of 2010, net of approximately $1.0 million invested in the Company's stock as part of its stock buyback program. Cash and cash equivalents and available-for-sale securities were $31.8 million at December 31, 2009.

  During the second quarter of 2010, DIS asset utilization was 62.1% on 131 systems (nuclear and ultrasound), compared to 63.3% on 151 systems (nuclear and ultrasound) in the prior year period.

Year-to-Date Financial Highlights:

  Total revenue for the first six months of 2010 was $28.2 million, compared to $36.3 million for the prior year period. DIS revenue for the first six months of 2010 was $20.5 million, compared to $27.4 million for the prior year period, and Product revenue for the first six months of 2010 was $7.7 million compared to $8.9 million for the prior year period.

  Gross profit for the first six months of 2010 was $5.3 million, or 18.7% of revenue, compared to $11.0 million, or 30.3% of revenue, for the prior year period.

  Net loss for the first six months of 2010 was $4.3 million, or $0.23 per share, compared to net income of $0.8 million, or $0.04 per share, for the prior year period.

  During the first six months of 2010, DIS asset utilization was 61.9% on 131 systems (nuclear and ultrasound), compared to 62.9% on 155 systems (nuclear and ultrasound) in the prior year period.

Richard Slansky, CFO, added, "We now believe that achieving positive cash flow or earnings will be pushed out beyond year end. However, our balance sheet remains strong as evidenced by our cash and available-for-sale securities balance of nearly $30 million and no long term debt."

Conference Call Information
A conference call is scheduled for 11:00 a.m. EDT today to discuss the results and management's outlook. The call may be accessed by dialing 877-941-1428 five minutes prior to the scheduled start time and referencing Digirad. A simultaneous webcast of the call may be accessed online from the Events & Presentations link on the Investor Relations page at www.digirad.com; an archived replay of the webcast will be available within 15 minutes of the end of the conference call.

About Digirad Corporation
Digirad is a leading provider of diagnostic imaging products, and personnel and equipment leasing services. For more information, please visit www.digirad.com. Digirad®, Digirad Imaging Solutions®, and Cardius® are registered trademarks of Digirad Corporation.

Forward-Looking Statements
This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. These include statements regarding our ability to deliver value to customers, our expanded product and service offerings, including, the addition of the first large-field-of-view, solid state portable camera to the hospital marketplace, and our ability to generate positive cash flow in excess of $2.0 million in 2010 . These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made, including the risks associated with changes in business conditions, technology, customers' business conditions, reimbursement, radiopharmaceutical shortages, economic outlook, operational policy or structure, acceptance and use of Digirad's camera systems and services, reliability, recalls, and other risks detailed in Digirad's filings with the U.S. Securities and Exchange Commission, including Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other reports. Readers are cautioned to not place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, and Digirad undertakes no obligation to revise or update the forward-looking statements contained herein.

(Financial tables follow)

                             Digirad Corporation
          Unaudited Condensed Consolidated Statements of Operations
                  (In thousands, except per share amounts)

                                           Three Months       Six Months
                                               Ended             Ended
                                              June 30,          June 30,
                                         ----------------- -----------------
                                           2010     2009     2010     2009
                                         -------- -------- -------- --------

Revenues:
  DIS                                    $  9,787 $ 13,565 $ 20,509 $ 27,416
  Product                                   3,372    4,994    7,718    8,853
                                         -------- -------- -------- --------

Total revenues                             13,159   18,559   28,227   36,269

Cost of revenues:
  DIS                                       8,172    9,528   16,974   19,722
  Product                                   3,079    3,143    5,974    5,550
                                         -------- -------- -------- --------

Total cost of revenues                     11,251   12,671   22,948   25,272
                                         -------- -------- -------- --------

Gross profit                                1,908    5,888    5,279   10,997

Operating expenses:
  Research and development                    870      854    1,595    1,626
  Marketing and sales                       1,551    2,016    3,181    3,724
  General and administrative                2,139    2,235    4,400    4,644
  Amortization of intangible assets           107      145      239      315
  Restructuring loss                          352       --      352      145
                                         -------- -------- -------- --------

Total operating expenses                    5,019    5,250    9,767   10,454
                                         -------- -------- -------- --------

Income (loss) from operations             (3,111)      638  (4,488)      543

Interest and other, net                        27      146      169      285
                                         -------- -------- -------- --------

Net income (loss)                        $(3,084) $    784 $(4,319) $    828
                                         ======== ======== ======== ========

Net income (loss) per share - basic and
 diluted                                 $ (0.16) $   0.04 $ (0.23) $   0.04
                                         ======== ======== ======== ========

Weighted average shares outstanding:
  Basic                                    18,738   18,941   18,704   18,979
                                         ======== ======== ======== ========
  Diluted                                  18,738   19,258   18,704   19,201
                                         ======== ======== ======== ========

Stock-based compensation expense is
 included in the above as follows:

  Cost of DIS revenue                    $     10 $      5 $     18 $     13
  Cost of Product revenue                      16       15       27       28
  Research and development                     17        9       26       18
  Marketing and sales                          31       24       50       49
  General and administrative                   95       98      228      208

                             Digirad Corporation
                    Condensed Consolidated Balance Sheets
                               (in thousands)

                                                    June 30,    December 31,
                                                      2010          2009
                                                 ------------- -------------
                                                  (unaudited)
Assets

  Cash and cash equivalents                      $      14,815 $      13,560
  Securities available-for-sale                         15,111        18,250
  Accounts receivable, net                               7,594         7,553
  Inventories, net                                       6,158         6,402
  Other current assets                                   1,115         1,234
                                                 ------------- -------------

Total current assets                                    44,793        46,999

Property and equipment, net                              8,882        10,263
Intangible assets, net                                   1,004         1,243
Goodwill                                                   184           184

Total assets                                     $      54,863 $      58,689
                                                 ============= =============

Liabilities and stockholders' equity

  Accounts payable                               $       1,732 $       1,797
  Accrued compensation                                   2,573         2,344
  Accrued warranty                                         277           332
  Other accrued liabilities                              2,393         2,106
  Deferred revenue                                       2,379         2,594
                                                 ------------- -------------

Total current liabilities                                9,354         9,173

Deferred rent                                              206           127

Total stockholders' equity                              45,303        49,389
                                                 ------------- -------------

Total liabilities and stockholders' equity       $      54,863 $      58,689
                                                 ============= =============

Investor Contact:
Matt Clawson
Allen & Caron
949-474-4300
matt@allencaron.com

Company Contact:
Richard Slansky, CFO
858-726-1600
ir@digirad.com